                                                               EXHIBIT 23(i)(2)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated July 19, 1996 on the Ross-Dove Company, Inc., Dovemedia, Ltd. and Dove Capital, Inc. financial statements for the year ended December 31, 1994.

                                          /s/ Arthur Andersen LLP

Los Angeles, California

July 16, 1997